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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

      NAME                                                                     JURISDICTION OF ORGANIZATION
      ----                                                                     ----------------------------

      SmithKline Beecham Holdings Corporation                                  USDE
           Penn Chemcials Ltd.                                                 IRELAND
           SB Seiyaku K.K.                                                     JAPAN
           SmithKline Beecham Consumer Healthcare K.K.                         JAPAN
           SmithKline Beecham Animal Health Inc.                               CANADA
           Franklin Chemcials Limited                                          BAHAMAS
           Smith Kline & French of Pakistan Limited                            PAKISTAN
           SK&F B.V.                                                           NETHERLANDS
               SmithKline Beecham de Venezuela S.A.                            VENEZUELA
               SmithKline Beecham Consumer Healthcare Pte. Ltd.                SINGAPORE
               SmithKline Beecham AG                                           SWITZERLAND
               SmithKline Beecham Markenartikel AG                             SWITZERLAND
               S.R. One International B.V.                                     NETHERLANDS
               Beecham Pharmaceuticals (PTE) Limited                           SINGAPORE
               SmithKline Beecham Markenartikel G.m.b.H.                       AUSTRIA
                    Medisana Pharmazeutisch Drogen-Handel Ges.m.b.H.           AUSTRIA
                    SmithKline Beecham Markenartikel G.m.b.H. & CO.            AUSTRIA
               SmithKline Beecham (Mfg.) Ltd.                                  IRELAND
               SmithKline Beecham (Ireland) Ltd..                              IRELAND
                    SmithKline Beecham Pharmaceuticals Limited                 IRELAND
                    SmithKline Beecham Consumer Brands Ltd.                    IRELAND
                        Beecham Products (Ireland) Limited                     IRELAND
               SB Laboratoires Pharmaceutiques SA                              FRANCE
                    Groupement de Production Pharmaceutique                    FRANCE
                    Laboratoires Pharmaceutique Algeriens                      ALGERIA
               Beecham Portuguesa Produtos Farmaceuticos E Quimicos Lda.       PORTUGAL
                    Instituto Luso Farmaco S.A.                                PORTUGAL
                        Paolo  Cocco  Lda.                                     PORTUGAL
               Fournex S.A.                                                    BELGIUM
                    SmithKline Beecham Pharma Ges.m.b.H.                       AUSTRIA
               SB Laboratorios LTDA                                            BRAZIL
                    The Syndey Ross Farma Ltda..                               BRAZIL
                    White Industria e Comercio Ltda.                           BRAZIL
                    Publimark Publicidade e Marketing Ltda.                    BRAZIL
                    PCL Produtos Cosmeticos Ltda.                              BRAZIL
           SmithKline Beecham Animal Health Limited                            IRELAND
               Bridge Pharmaceuticals Ireland Limited                          IRELAND
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
           Compagnie Industrielle Specialites S.A.                             FRANCE
               SmithKline Beecham Pharmacie Sante SA                           FRANCE
           SB Portuguesa Produtos Farmaceuticos                                PORTUGAL
           SmithKline Beecham Corporation                                      PANAMA
               Smith Kline & French (Pty.) Limited                             SOUTH AFRICA
               Menley & James (Australia) Limited                              ENGLAND
               SmithKline Beecham Investments Proprietary                      AUSTRALIA
           SmithKline Beecham Holdings S.A.                                    SWITZERLAND
           Walnut Insurance Company Limited                                    BERMUDA
           Eskaylad Holdings Limited                                           CHANNEL ISLANDS
               Eskaylab Limited                                                ENGLAND
                   SmithKline Beecham Pharmaceuticals Limited                  INDIA
           SBCL Holdings, LTD                                                  CANADA
               SmithKline Beecham Overseas (No. 2) Limited                     ENGLAND
                   SmithKline Beecham Inc..                                    CANADA
                        SmithKline Beecham Pharma Inc.                         CANADA
                   SB Labs (Australia) Ltd.                                    ENGLAND
           Smith Kline & French (Far East) Co.                                 USDE
               Valmont Limited"                                                THAILAND
               Smith Kline & French (Thailand) Limited                         THAILAND
           Sterling Drug International Inc.                                    USAR
           SB International Ltd.                                               ENGLAND
               SK Instrument Co., Ltd."                                        ENGLAND
               Monolance Ltd.                                                  ENGLAND
               Menley and James Laboratories Ltd.                              ENGLAND
               SB Funding Plc                                                  ENGLAND
               Smith Kline & French Laboratories  Ltd.                         ENGLAND
                   Beecham Group Plc                                           ENGLAND
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